UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 26, 2005

Commission File Number 333-26999

ANVIL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware		13-3801705
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

228 East 45th Street
New York, New York	10017	(212) 476-0300
(Address of principal	(Zip Code)	Registrant’s telephone number, including area code
executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2005, A.K.H., S.A. (“A.K.H.”), a wholly-owned Honduran subsidiary of Anvil Knitwear, Inc. (the Registrant’s only operating subsidiary) entered into a lease agreement (the “Lease Agreement”) with Zoli Green Valley Industrial Park S.A. de C.V. (the “Lessor”) for the lease of an industrial building in Honduras.

The Lease Agreement is for an initial term of ten years from the date A.K.H. occupies the facility, which is to be constructed by the Lessor and which is to be approximately 240,000 square feet.   Rental payments under the Lease Agreement will be approximately $1,500,000 annually.  A.K.H. expects to occupy the facility during the first quarter of 2006 and will use the building for knitting, dyeing, finishing, office, warehousing and distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ANVIL HOLDINGS, INC.
(Registrant)

/s/ Jacob Hollander
Vice President and Secretary

Dated: May 3, 2005